Exhibit 99.1

Voya Financial announces first-quarter 2026 results

NEW YORK, May 5, 2026 — Voya Financial, Inc. (NYSE: VOYA) announced today its first-quarter 2026 financial results:
•First quarter 2026 net income available to common shareholders of $165 million, or $1.75 per diluted share, up 23% from the prior year.
•First quarter 2026 after-tax adjusted operating earnings1 of $214 million, or $2.26 per diluted share, up 13% from the prior year.
•Delivered higher earnings and net revenue growth across all business segments.

•Generated and returned approximately $200 million of capital in the quarter through common dividends and share repurchases.

“We delivered strong results in the first quarter of 2026, including a 13% year‑over‑year increase in after-tax adjusted operating earnings per share, driven by higher earnings across our Retirement, Investment Management and Employee Benefits businesses,” said Heather Lavallee, chief executive officer, Voya Financial. “Building on our track record in 2025, our teams executed well in the quarter, despite a challenging macro environment, reflecting the strength of our diversified and complementary businesses and our continued focus on delivering solutions that meet the evolving needs of our customers.”

“Our strong cash flow generation and capital return through share repurchases and dividends, while maintaining a healthy balance sheet, demonstrate the disciplined choices we are making to execute our strategy through this environment,” Lavallee added. “With a strong start to the year, we remain confident in our strategy and in our ability to deliver value for customers and shareholders.”
1 This press release includes certain non-GAAP financial measures, including adjusted operating earnings. More information on non-GAAP measures, and reconciliations to the most comparable U.S. GAAP measures, can be found in the "Use of Non-GAAP Financial Measures" and reconciliation tables at the end of this press release, and in the “Non-GAAP Financial Measures” section of the company’s Quarterly Investor Supplement, which is available at investors.voya.com.

First-Quarter 2026 Consolidated Results
First-Quarter 2026 net income available to common shareholders was $165 million, or $1.75 per diluted share, 23% higher compared with $139 million, or $1.42 per diluted share, in first-quarter 2025. The increase was primarily due to higher after-tax adjusted operating earnings, lower losses on businesses exited, and lower acquisition integration costs.

First-Quarter 2026 after-tax adjusted operating earnings were $214 million, or $2.26 per diluted share, 13% higher compared with $195 million, or $2.00 per diluted share, in first-quarter 2025. The increase was due to higher earnings contribution from all segments reflecting revenues generated from strong commercial success over the last year.

Business Segment Results
Retirement
Retirement First-Quarter 2026 pre-tax adjusted operating earnings were $209 million, up from $207 million in the prior year period.The increase reflects revenue growth driven by higher assets over the past twelve months, partially offset by expenses.

Net revenues for the trailing twelve months (TTM) ended Mar. 31, 2026 grew 15% compared with the prior-year period due to acquired spread and fee-based revenues from OneAmerica, positive capital markets and continued commercial momentum over time.

Adjusted operating margin for the TTM ended Mar. 31, 2026 was 39.4% and was broadly consistent with the prior-year period.

Total client assets as of Mar. 31, 2026 were $780 billion, up 12% from $694 billion as of Mar. 31, 2025.

Investment Management
Investment Management First-Quarter 2026 pre-tax adjusted operating earnings, excluding noncontrolling interest, were $46 million, compared to $41 million in the prior-year period. The 12% increase was primarily due to higher fee-based revenues benefiting from strong business momentum and positive capital markets.

Net revenues for the TTM ended Mar. 31, 2026 grew 4.6% compared with the prior-year period, due to continued organic growth resulting in higher fee income in both Institutional and Retail channels.

Adjusted operating margin for the TTM ended Mar. 31, 2026 was 28.6% and was consistent with the prior-year period.

Investment Management generated net inflows of $65 million (excluding divested businesses) during the three months ended Mar. 31, 2026. Our overall assets under management were $353 billion as of Mar. 31, 2026 compared to $345 billion as of Mar. 31, 2025.

Employee Benefits
Employee Benefits First-Quarter 2026 pre-tax adjusted operating earnings were $63 million, up from $46 million in the prior-year period. The improvement was driven by higher net underwriting and increased fee-based revenue.

Net revenues for the TTM ended Mar. 31, 2026 increased 17.8% compared with the prior-year period. Higher net revenues reflect improved loss ratios primarily across Group Life and Voluntary products as well as favorable performance in Stop Loss. Adjusted operating margin for the TTM ended Mar. 31, 2026 was 14.7% compared with 2.7% in the prior-year period.

Employee Benefits First-Quarter 2026 annualized in-force premiums and fees of $3.6 billion were relatively consistent compared with the prior-year period, as a result of prioritizing margin improvement over growth.

Corporate
Corporate First-Quarter 2026 pre-tax adjusted operating losses, excluding noncontrolling interest, were $61 million, compared with $62 million of losses in the prior-year period.

Capital
For the First-Quarter 2026, the company generated approximately $200 million of excess capital, reflecting capital generation consistent with our 90% target of after-tax adjusted operating earnings for the quarter. In the first quarter, the company returned $150 million and $44 million of excess capital to shareholders through share repurchases and common stock dividends, respectively. In addition, the company has entered into a share repurchase agreement to repurchase $150 million of the Company's common stock during the second quarter of 2026. Remaining share repurchase authorization was $413 million, as of Mar. 31, 2026.

As of Mar. 31, 2026, the company's excess capital position was approximately $0.65 billion, higher than December 31, 2025 primarily due to capital generation in the quarter and $400 million debt issuance, partly offset by capital returned to shareholders and a deferred contingent payment to OneAmerica. On a pro forma basis, excess capital was approximately $0.25 billion, excluding the $400 million debt issuance that is expected to be used to repay maturing debt in the second quarter.

Additional Financial Information and Earnings Call
More detailed financial information can be found in the company’s quarterly investor supplement, which is available on Voya’s investor relations website, investors.voya.com. In addition, Voya will host a conference call on Wednesday, May 6, 2026, at 10 a.m. ET, to discuss the company’s First-Quarter 2026 results. The call and slide presentation can be accessed via the company’s investor relations website at investors.voya.com. A replay of the call will be available on the company’s investor relations website, investors.voya.com, starting at approximately 1 p.m. ET on May 6, 2026.

Media Contact:                            Investor Contact:
Donna Sullivan                         Mei Ni Chu
Donna.Sullivan@voya.com                    IR@voya.com

About Voya Financial
Voya Financial, Inc. (NYSE: VOYA) is a leading retirement, employee benefits and investment management company. Voya’s services and solutions help clear the path to financial confidence and a more fulfilling life for individual, workplace and institutional clients, supporting more than 18 million customer relationships. Certified as a “Great Place to Work” by the Great Place to Work® Institute, Voya fosters a culture that values customer centricity, integrity, accountability, agility and inclusivity. Together with customers and partners, Voya employees fight for everyone's opportunity for a better financial future. For more information visit voya.com and follow Voya Financial on Facebook, LinkedIn and Instagram.

Use of Non-GAAP Financial Measures
We believe that Adjusted operating earnings before income taxes is a meaningful measure used by management to evaluate our business and segment performance. This measure enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying core business segments. It excludes results from exited businesses and items that tend to be highly variable from period to period based on capital market conditions or other factors which distort the ability to make a meaningful evaluation of our segments. We use the same accounting policies and procedures to measure segment Adjusted operating earnings before income taxes as we do for the directly comparable U.S. GAAP measure Income (loss) before income taxes. Adjusted operating earnings before income taxes does not replace Income (loss) before income taxes as the U.S. GAAP measure of our consolidated results of operations. Therefore, we believe that it is useful to evaluate both measures when reviewing our financial and operating performance. Each segment’s Adjusted operating earnings before income taxes is calculated by adjusting Income (loss) before income taxes for the following items:
•Net investment gains (losses);
•Income (loss) related to businesses exited or to be exited through reinsurance or divestment;
•Income (loss) attributable to noncontrolling interests to which we are not economically entitled;
•Dividend payments made to preferred shareholders are included as reductions to reflect the Adjusted operating earnings before income taxes that are available to common shareholders;
•Other adjustments may include the following items:
◦Income (loss) related to early extinguishment of debt;
◦Impairment of goodwill and intangible assets;
◦Amortization of acquisition-related intangible assets as well as contingent consideration fair value adjustments;
◦Expected return on plan assets net of interest costs associated with our qualified defined benefit pension plan and immediate recognition of net actuarial gains (losses) related to all of our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments; and
◦Other items not indicative of normal operations or performance of our segments or that may be related to events such as capital or organizational restructurings, including certain costs related to debt and equity offerings, acquisition / merger integration expenses, severance and other third-party expenses associated with such activities, and expenses attributable to vacant real estate.

Sources of Earnings
We analyze our segment performance based on the sources of earnings. We believe that this supplemental information is useful because we use it to analyze our business and it can help investors understand the main drivers of Adjusted operating earnings before income taxes. The sources of earnings include:
•Investment spread and other investment income.
•Fee-based margin.
•Net underwriting gain (loss).
•Administrative expenses.
•Premium taxes, fees and assessments.
•Net commissions.
•DAC/VOBA and other intangibles amortization.

Net Revenue and Adjusted Operating Margin
•Adjusted operating margin is defined as Adjusted operating earnings before income taxes divided by net revenue.
•Net revenue is the sum of investment spread and other investment income, fee-based margin, and net underwriting gain (loss).
•The primary adjustment to derive Net revenue is reducing Adjusted operating revenues by “Interest credited and other benefits to contract owners / policyholders”. This adjustment primarily reflects the interest credited to customers for general account products in our Retirement and Employee Benefits segments and the benefits paid to customers in our Employee Benefits segment for Group Life, Stop Loss, and Voluntary products. This adjustment allows us to report to investors our investment spread and our net underwriting gain and loss, which are meaningful measures used by management to evaluate our business and segment performance. Investment spread informs investors how we set crediting rates relative to the yield we earn on our general account investments and net underwriting gain and loss informs investors how we set premiums relative to incurred benefits to policyholders (“loss ratio”).

Forward-Looking and Other Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company does not assume any obligation to revise or update these statements to reflect new information, subsequent events or changes in strategy. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) global market and geopolitical risks (including war and terrorism), including general economic conditions, impacts of a U.S. government shutdown, interest rates, inflation, tariffs imposed or proposed by the U.S. or foreign governments and our ability to manage such risks; (ii) liquidity and credit risks, including financial strength or credit ratings downgrades, requirements to post collateral, and availability of funds through dividends from our subsidiaries or lending programs; (iii) strategic and business risks, including our ability to maintain market share, achieve desired results from our acquisitions and dispositions, adapt to disruptive technology or innovations, or otherwise manage our third-party relationships; (iv) investment risks, including the ability to achieve desired returns or liquidate certain assets; (v) operational risks, including cybersecurity and privacy failures and our dependence on third parties; and (vi) tax, regulatory and legal risks, including limits on our ability to use deferred tax assets, changes in law, regulation or accounting standards, and our ability to comply with regulations. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) – Trends and Uncertainties” in our Annual Report on Form 10-K for the year ended Dec. 31, 2025 as filed with the SEC on February 20, 2026, and in our Quarterly Report on Form 10-Q for the three months ended Mar. 31, 2026, to be filed with the SEC on or before May 11, 2026.

VOYA-IR VOYA-CF

Consolidated Statement of Operations
	Three Months Ended
(in millions USD, except per share)	3/31/2026	3/31/2025

Revenues
Net investment income	$569	$560
Fee income	604	570
Premiums	744	737
Net gains (losses)	(45)	(34)
Other revenues	109	104
Income (loss) related to consolidated investment entities	50	32
Total revenues	2,031	1,969
Benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(819)	(835)
Operating expenses	(848)	(824)
Net amortization of DAC/VOBA	(65)	(62)
Interest expense	(29)	(32)
Operating expenses related to consolidated investment entities	(40)	(43)
Total benefits and expenses	(1,801)	(1,796)
Income (loss) before income taxes	230	173
Income tax expense (benefit)	35	22
Net income (loss)	195	151
Less: Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interest	13	(5)
Net income (loss) available to Voya Financial, Inc.	182	156
Less: Preferred stock dividends	17	17
Net income (loss) available to Voya Financial, Inc.'s common shareholders	$165	$139
Net income (loss) available to Voya Financial, Inc.'s common shareholders per common share:
Basic	$1.78	$1.45
Diluted	$1.75	$1.42

Reconciliation of Net Income (Loss) to Adjusted Operating Earnings and Earnings Per Share (Diluted)
	Three Months Ended
(in millions USD, except per share)	3/31/2026		3/31/2025
	After-tax (1)	Per share	After-tax (1)	Per share
Net Income (loss) available to Voya Financial, Inc.'s common shareholders	$165	$1.75	$139	$1.42
Less:
Net investment gains (losses)	(30)	(0.31)	(1)	(0.02)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	(21)	(0.22)	(31)	(0.32)
Other adjustments (2)	2	0.02	(24)	(0.24)
Adjusted operating earnings	$214	$2.26	$195	$2.00
Note: Totals may not sum due to rounding.
(1) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings. For net investment gains (losses), income (loss) related to businesses exited, and other non-operating items, we apply a 21% tax rate and adjust for related tax benefits and expenses, including changes to tax valuation allowances and impacts related to changes in tax law.
(2) Primarily consists of acquisition and integration costs associated with recent transactions and amortization of acquisition-related intangible assets. For the three months ended Mar 31, 2026, also includes a $15 million, after-tax, gain on the sale of an office building. For the three months ended March 31, 2025, also includes $6 million, after-tax, of severance costs.

Adjusted Operating Earnings
	Three Months Ended
(in millions USD, except per share)	3/31/2026	3/31/2025
Adjusted operating earnings
Retirement	$209	$207
Investment Management	46	41
Employee Benefits	63	46
Corporate	(61)	(62)
Adjusted operating earnings before income taxes	257	232
Less: Income taxes (1)	43	37
Adjusted operating earnings after income taxes	$214	$195
Adjusted operating earnings per share	2.26	2.00
Note: Totals may not sum due to rounding.
(1) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings.

Net Revenue, Adjusted Operating Earnings and Adjusted Operating Margin
	Twelve Months Ended
(in millions USD)	3/31/2026	3/31/2025
Net revenue
Retirement	$2,436	$2,119
Investment Management	1,037	991
Employee Benefits	1,145	972
Total net revenue	$4,618	$4,082

Adjusted operating earnings
Retirement	$960	$842
Investment Management including noncontrolling interest	296	278
Employee Benefits	169	27
Adjusted operating earnings, excluding Corporate	$1,425	$1,147

Adjusted operating margin
Retirement	39.4%	39.7%
Investment Management	28.6%	28.1%
Employee Benefits	14.7%	2.7%
Adjusted operating margin, excluding Corporate	30.9%	28.1%
Note: Totals may not sum due to rounding.

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